UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 20, 2006
Date of Report (Date of earliest event reported)

INDEX OIL AND GAS INC.
(Exact name of registrant as specified in its charter)

NEVADA	20-0815369
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

711 S. Carson St. #4,
Carson City, Nevada	89701
(Address of principal executive offices)	(Zip Code)

604-685-7552
Issuer's telephone number

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 3.02 UNREGSITERED SALES OF EQUITY SECURITIES

On January 20, 2006, the Company acquired 100% of the share capital of Index Oil and Gas Ltd., a private company registered in the U.K, and completed a private placement for a new funds raise. Immediately following After these transactions acquisition the total of issued and outstanding common shares of the Company was ere 54,240,552. common shares. As part of the transaction, a further 759,448 are reserved for issue.

In addition, various warrant holders in Index Oil and Gas Ltd have exchanged their holding of warrants in Index Oil and Gas Ltd. for warrants to subscribe for common shares in the Company. As a result, the Company now has outstanding 954,012 share purchase warrants entitling the holder upon exercise and payment of US$0.14 to subscribe for one common share in the Company, fully paid and non-assessable and also . The Company also has outstanding 138,664 share purchase warrants entitling the holder upon exercise and payment of US$0.07 to subscribe for one common share in the Company, fully paid and non-assessable.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro Forma Financials statements.

Not applicable.

(c)	Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEX OIL AND GAS INC.

Date: January 20, 2006	By:	/s/ John Briner
John Briner
Director